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Exhibit 99.6

WMG ACQUISITION CORP.

         OFFER TO EXCHANGE
ALL OUTSTANDING PRIVATELY PLACED 8 1/8% SENIOR SUBORDINATED NOTES DUE 2014
FOR AN EQUAL AMOUNT OF ITS 8 1/8% SENIOR SUBORDINATED NOTES DUE 2014
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                    , 2005

To Our Clients:

        Enclosed for your consideration are a Prospectus, dated            , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal for the Sterling Notes (the "Sterling Notes Letter of Transmittal"), relating to the offer (the "Sterling Notes Exchange Offer") by WMG Acquisition Corp. (the "Company") and certain subsidiaries of the Company (the "Guarantors") to exchange its 8 1/8% Senior Subordinated Notes due 2014 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Sterling Exchange Notes") for each of its outstanding 8 1/8% Senior Subordinated Notes due 2014 (the "Sterling Outstanding Notes") upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Sterling Notes Letter of Transmittal. The terms of the Sterling Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Sterling Outstanding Notes for which they may be exchanged pursuant to the Sterling Notes Exchange Offer, except that the Sterling Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Sterling Notes Letter of Transmittal. The Sterling Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantors, and the Sterling Exchange Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Sterling Notes Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Sterling Exchange Notes issued in the Sterling Notes Exchange Offer in exchange for the Old Guarantees of the Sterling Outstanding Notes for which such Sterling Exchange Notes are issued in the Sterling Notes Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Sterling Notes Exchange Offer" include the Guarantors' offer to exchange the New Guarantees for the Old Guarantees, references to the "Sterling Exchange Notes" include the related New Guarantees and references to the "Sterling Outstanding Notes" include the related Old Guarantees. The Company will accept for exchange any and all Sterling Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal for the Sterling Outstanding Notes. Consummation of the Sterling Notes Exchange Offer is subject to certain conditions described in the Prospectus.

        PLEASE NOTE THAT THE STERLING NOTES EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON                        , 2005 (THE "EXPIRATION DATE"), UNLESS THE COMPANY EXTENDS THE STERLING NOTES EXCHANGE OFFER.

        The enclosed materials are being forwarded to you as the beneficial owner of the Sterling Outstanding Notes held by us for your account but not registered in your name. A tender of such Sterling Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Sterling Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Sterling Outstanding Notes in the Sterling Notes Exchange Offer.

        Accordingly, we request instructions as to whether you wish to tender any or all such Sterling Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal for the Sterling Outstanding Notes. If you wish to have us tender any or all of your Sterling Outstanding Notes, please so instruct us by completing, signing and returning to us the "Instructions to Registered Holder from Beneficial Owner" form that appears below. We urge you to read the Prospectus and the Letter of Transmittal for the Sterling Outstanding Notes carefully before instructing us as to whether or not to tender your Sterling Outstanding Notes.

        The accompanying Sterling Notes Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Sterling Outstanding Notes held by us and registered in our name for your account or benefit.

        If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Sterling Notes Letter of Transmittal, we will not tender any of the Sterling Outstanding Notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

        The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated            , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal for the Sterling Notes (the "Sterling Notes Letter of Transmittal for the Sterling Outstanding Notes"), relating to the offer (the "Sterling Notes Exchange Offer") by WMG Acquisition Corp. (the "Company") and certain subsidiaries of the Company (the "Guarantors") to exchange its 8 1/8% Senior Subordinated Notes due 2014 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Sterling Exchange Notes") for each of its outstanding 8 1/8% Senior Subordinated Notes due 2014 (the "Sterling Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Sterling Notes Letter of Transmittal. Capitalized terms used by not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder, to tender the principal amount of the Sterling Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Sterling Notes Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*
Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

        If the undersigned instructs you to tender the Sterling Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Sterling Notes Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Sterling Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Sterling Exchange Notes, (iii) is acquiring the Sterling Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Sterling Outstanding Notes acquired for its own account directly from the Company. If a holder of the Sterling Outstanding Notes is an affiliate of the Company or the Guarantors, is not acquiring the Sterling Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Sterling Exchange Notes or has any arrangement or understanding with respect to the distribution of the Sterling Exchange Notes to be acquired pursuant to the Sterling Notes Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE
Dated:	, 2005

Signature(s):

Print Name(s):

Address:

(Please include Zip Code)

Telephone Number:
(Please include Area Code)

Tax Identification Number or Social Security Number:

My Account Number With You:

3

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  Exhibit 99.6
WMG ACQUISITION CORP.
INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER